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' As filed with the Securities and Exchange Commission on June 18, 2004

Registration No. 333-68426

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Staples, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	04-2896127 (I.R.S. Employer Identification No.)
500 Staples Drive, Framingham, Massachusetts 01702 (Address of Principal Executive Offices) (Zip Code)

Amended and Restated 1992 Equity Incentive Plan
(Full Title of the Plan)

John J. Mahoney
Executive Vice President, Chief Administrative Officer
and Chief Financial Officer
Staples, Inc.
500 Staples Drive
Framingham, Massachusetts 01702
(Name and Address of Agent For Service)

(508) 253-5000
(Telephone Number, Including Area Code, of Agent For Service)

        Pursuant to a registration statement (the "2001 Registration Statement") on Form S-8 (File No. 333-68426), on August 27, 2001, the Registrant ("Staples") registered under the Securities Act of 1933, as amended (the "Securities Act"), 31,230,611 shares of Staples Common Stock, $0.0006 par value per share, issuable pursuant to stock-based awards to be granted under Staples' Amended and Restated 1992 Equity Incentive Plan (the "1992 Plan"). As provided in the Staples' 2004 Stock Incentive Plan (the "2004 Plan"), with the adoption of the 2004 Plan by Staples' stockholders on June 17, 2004, no further awards will be made under the 1992 Plan.

        This Post-Effective Amendment No. 1 to the 2001 Registration Statement is being filed for the purpose of transferring the 4,670,000 shares of Staples Common Stock covered by the 2001 Registration Statement that either had not previously been issued or were not subject to outstanding stock options to a new registration statement (the "2004 Registration Statement") on Form S-8 registering an aggregate of 25,700,000 shares of Staples Common Stock issuable pursuant to stock-based awards to be granted under the 2004 Plan, Staples' Amended and Restated 1998 Employee Stock Purchase Plan, and Staples Amended and Restated International Employee Stock Purchase Plan.

SIGNATURE

        Pursuant to Rule 478 under the Securities Act, the registrant has duly caused this post-effective amendment no. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Framingham, Massachusetts, on this 7th day of June, 2004.

STAPLES, INC.
By:	/s/ RONALD L. SARGENT Ronald L. Sargent President, Chief Executive Officer and Director

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SIGNATURE